                                                                      Exhibit 11
                       Computation of Earnings Per Share
               CLEVELAND-CLIFFS INC AND CONSOLIDATED SUBSIDIARIES




                                                                  (In Millions, Except Per
                                                                        Share Amounts)
                                                                   Year Ended December 31
                                                                  1995          1994          1993
                                                                -------       -------       -------
Earnings per share, as reported:

   Average shares outstanding                                      11.9          12.1          12.0
                                                                =======       =======       =======

   Income before extraordinary item                             $  60.9       $  42.8       $  54.6
   Extraordinary item                                              (3.1)           --            --
                                                                -------       -------       -------
   Net income                                                   $  57.8       $  42.8       $  54.6
                                                                =======       =======       =======
   Income per share:

      Income before extraordinary item                          $  5.10       $  3.54       $  4.55
      Extraordinary item                                           (.26)           --            --
                                                                -------       -------       -------
      Net income                                                $  4.84       $  3.54       $  4.55
                                                                =======       =======       =======
Primary earnings per share:

   Average shares outstanding                                      11.9          12.1          12.0
   Net effect of dilutive stock options -
      based on the treasury stock method
      using average market price                                     .1            --            .1
                                                                -------       -------       -------
   Average shares and equivalents                                  12.0          12.1          12.1
                                                                =======       =======       =======

   Income before extraordinary item                             $  60.9       $  42.8       $  54.6
   Extraordinary item                                              (3.1)           --            --
                                                                -------       -------       -------
   Net income                                                   $  57.8       $  42.8       $  54.6
                                                                =======       =======       =======
   Income per share:

      Income before extraordinary item                          $  5.08       $  3.54       $  4.51
      Extraordinary item                                           (.26)           --            --
                                                                -------       -------       -------
      Net income                                                $  4.82       $  3.54       $  4.51
                                                                =======       =======       =======





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

                                                                  (In Millions, Except Per
                                                                        Share Amounts)
                                                                   Year Ended December 31
                                                                  1995          1994           1993
                                                                --------      --------      --------
   Fully diluted earnings per share:

      Average shares outstanding                                   11.9          12.1          12.0
      Net effect of dilutive stock options -
       based on the treasury stock method
       using higher of year-end or average
       market price                                                  .1            --            .1
                                                                -------       -------       -------
      Average fully diluted shares                                 12.0          12.1          12.1
                                                                =======       =======       =======



      Income before extraordinary item                          $  60.9       $  42.8       $  54.6
      Extraordinary item                                           (3.1)           --            --
                                                                -------       -------       -------
      Net income                                                $  57.8       $  42.8       $  54.6
                                                                =======       =======       =======


      Income per share:

         Income before extraordinary item                       $  5.08       $  3.54       $  4.51
         Extraordinary item                                        (.26)           --            --
                                                                -------       -------       -------
         Net income                                             $  4.82       $  3.54       $  4.51
                                                                =======       =======       =======





      Common stock options do not have a material dilutive effect and therefore were not included in the computation of earnings per share as reported.





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